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                                                                   Exhibit 10.95


                                April 14, 1999


VIA FAX TRANSMISSION
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(972) 466-7044
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AND REGULAR MAIL
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Steven K. Rose, Esq.
Vice President, Secretary and
General Counsel
STMicroelectronics, Inc.
1310 Electronics Drive
M. S. 2346
Carrollton, Texas 75006

Re:    Microelectronic Packaging, Inc.

Dear Mr. Rose:

       The purpose of this letter is to provide a statement of the good faith intent and agreement of STMicroelectronics, Inc. ("ST"), Microelectronic Packaging, Inc. ("MPI") and FI Financial, LLC ("FIF"), with respect to the complete assignment and transfer by ST to FIF (and by FIF at its discretion to certain employees of Microelectronic Packaging, Inc. ("MPI") and certain non-employees of MPI ("Investor Group")), of all of ST's rights, title, claims and interests in, under and pursuant to the following agreements and documents: (a) Deed of Guarantee and Indemnity dated August 17, 1995, entered into between MPI and SGS-Thompson Microelectronics Pte Limited ("SGS") ("Guaranty"); (b) a document entitled "Charge" dated August 17, 1995, entered into between Microelectronic Packaging (S) PTE LTD ("MPS"), and SGS ("Charge"); (c) Supply Guarantee and Preferred Allocation Agreement dated July, 1995, between MPS and SGS ("Supply Agreement"); (d) Supplemental Agreement to Supply Guarantee and Preferred Allocation Agreement dated August 17, 1995 and October 19, 1995, entered into between MPS and SGS ("Supplemental Agreement"); (e) Warrant to Purchase Common Stock of MPI dated September 24, 1998, pursuant to which ST is entitled to purchase an aggregate of Two Hundred Thousand (200,000) shares of MPI's common stock at a price of One Dollar ($1.00) per share ("Warrant"); (f) the Judgment by Confession and Stipulated Judgment dated September 24, 1998, between MPI and ST, and all agreements and documents related thereto ("Judgments"); and (g) Restructuring, Settlement and Mutual Release Agreement dated September 24, 1998, entered into between, among others, ST and MPI ("Settlement Agreement") (all of the foregoing agreements and documents are referred to collectively in this letter as the "ST Agreements").
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          1.   In addition to those terms that may be defined elsewhere in this letter, the following terms shall have the meanings defined in this Section 1.

               1.1 "Transpac Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM (S) Pte. Ltd. ("MPM") and guaranteed by MPI in the aggregate to Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity") (collectively the "Transpac Entities"), accrued as of December 31, 1997 (which is the entire amount MPI and the Transpac Entities have agreed is due and payable), into Four Million Thirty One Thousand Eight Hundred and Twenty Six (4,031,826) shares of Series A Preferred Stock, or such other amounts as may be agreed upon between such parties.

               1.2 "DBS Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and MPS and guaranteed by MPI to Development Bank of Singapore Limited ("DBS"), accrued as of December 31, 1997 (which is the entire amount MPI and DBS have agreed is due and payable), into One Million One Hundred Fifty Four Thousand Three Hundred and Eleven (1,154,311) shares of Series A Preferred Stock, or such other amounts as may be agreed upon between such parties.

               1.3 "Motorola Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Motorola, Inc. ("Motorola"), accrued as of December 31, 1997 (which is the entire amount MPI and Motorola have agreed is due and payable), into Eight Hundred Sixty Nine Thousand Nine Hundred Thirty Two (869,932) shares of Series A Preferred Stock, or such other amounts as may be agreed upon between such parties.

               1.4 "NS Electronics Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPI to NS Electronics Bangkok (1993) Ltd. ("NS Electronics"), accrued as of December 31, 1997 (which is the entire amount MPI and NS Electronics have agreed is due and payable), into Two Hundred Seventy One Thousand One Hundred Seventy Six (271,176) shares of Series A Preferred Stock, or such other amounts as may be agreed upon between such parties.

               1.5 "Orix Leasing Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and MPS and guaranteed by MPI to Orix Leasing Singapore Limited ("Orix Leasing"), accrued as of December 31, 1997 (which is the entire amount MPI and Orix Leasing have agreed is due and payable) into Four Hundred Seventy Three Thousand Five Hundred Eighty Four (473,584) shares of Series A Preferred Stock, or such other amounts as may be agreed upon between such parties.

               1.6 "Samsung Corning Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Samsung Corning Co., Ltd. ("Samsung Corning"), accrued as of December 31, 1997 (which is the entire amount MPI and Samsung have agreed is due and payable) into One Hundred Eighty

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Three Thousand Two Hundred Seventy Five (183,275) shares of Series A Preferred
Stock, or such other amounts as may be agreed upon between such parties.

               1.7 "Texas Instruments Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Texas Instruments Incorporated ("Texas Instruments"), accrued as of December 31, 1997 (which is the entire amount MPI and Texas Instruments have agreed is due and payable) into One Million Fifty Six Thousand and Twenty Seven (1,056,027) shares of Series A Preferred Stock, or such other amounts as may be agreed upon between such parties.

               1.8 "Other Creditor Conversions" means collectively the Transpac Conversion, the DBS Conversion, the Motorola Conversion, the NS Electronics Conversion, the Orix Leasing Conversion, the Samsung Corning Conversion, and the Texas Instruments Conversion.

               1.9 "Other Creditors" means collectively the Transpac Entities, DBS; Motorola ; NS Electronics; Orix Leasing; Samsung Corning; and Texas Instruments.

          2. None of the funds to be paid by FIF or any member of the Investor Group to ST in exchange for the assignment and transfer of the ST Agreements will have been obtained from MPI.

          3. Assuming the terms and conditions of this letter and the Escrow Instructions (as hereafter defined) are satisfied, all of the rights, title, claims and interests of ST in, under and pursuant to the ST Agreements will be transferred to FIF, and none of such rights, title, claims and interests will be transferred to MPI. ST agrees that, pursuant to agreements that will be entered into between FIF and members of the Investor Group, certain portions of the interests obtained by FIF in the ST Agreements will be assigned by FIF to members of the Investor Group. However, the respective rights and obligations of FIF and ST pursuant to this letter and the Escrow Instructions (as hereafter defined) shall not be affected in any manner by any assignment or lack of assignment by FIF to members of the Investor Group or any other party, of any portion of FIF's interests in the ST Agreements. Regardless of any other provision of this letter, the Escrow Instructions (as hereafter defined) or the Assignment Agreement (as hereafter defined), FIF represents, warrants and agrees that:

               3.1 FIF is a sophisticated and experienced investor who has the capability to evaluate the risks of the transactions described in and contemplated by this letter, and has the ability to protect FIF's own interests in connection therewith.

               3.2 FIF has performed whatever due diligence review FIF deems necessary and/or appropriate in connection with the transactions described in and contemplated by this letter, and is satisfied with the results of such due diligence review.

               3.3 FIF has not requested that ST make, and ST has not made and is not making, any representations or warranties of any kind regarding the propriety of FIF's contemplated acquisition of the ST Agreements, the value or enforceability of any rights ST may

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have under the ST Agreements, the value or enforceability of any rights FIF may have as an assignee of the ST Agreements, the value or enforceability of any rights FIF may have to acquire shares of capital stock of MPI by virtue of FIF's acquisition of the ST Agreements, or the current or potential value of any of such shares of capital stock.

          4. Subject to the terms and conditions of this letter and the Escrow Instructions (as hereafter defined), not later than August 31, 1999, FIF will pay to ST in cash in one lump sum, the amount of Five Hundred Thousand United States Dollars (US$500,000.00) ("Investor Payment"), in exchange for ST's complete assignment and transfer to FIF of all of ST's rights, title, claims and interests in, under and pursuant to the ST Agreements ("ST Assignment"). The ST Assignment will be evidenced by an assignment agreement in the form of Exhibit "A" attached hereto and incorporated herein by reference ("Assignment Agreement"). ST agrees that, pursuant to agreements that will be entered into between FIF and members of the Investor Group, certain portions of the interests obtained by FIF under the Assignment Agreement will be assigned by FIF to members of the Investor Group. However, the respective rights and obligations of FIF and ST pursuant to this letter and the Escrow Instructions (as hereafter defined) shall not be affected in any manner by any assignment or lack of assignment by FIF to members of the Investor Group or any other party, of any portion of FIF's interests under the Assignment Agreement.

          5. FIF shall not have any obligations to pay the Investor Payment to ST until such time as all of the following conditions have been completely satisfied:

               5.1 MPI has obtained the approval of its Board of Directors and Shareholders with respect to the Other Creditor Conversions and the conversion of the ST Agreements by FIF (and its assignees) into an aggregate of One Million Three Hundred Twenty Two Thousand Six Hundred Forty Seven (1,322,647) shares of MPI's Series A Preferred Stock, or such other amounts as may be agreed upon between such parties.

               5.2 ST shall have duly executed the Assignment Agreement and delivered such originally executed copy to the Escrow Agent (as hereafter defined).

               5.3 ST shall have delivered to the Escrow Agent (as hereafter defined) (a) the originally executed copies of the Warrant, the Judgments and the Settlement Agreement; and (b) all of the originally executed copies, or in the alternative the cleanest copies in ST's possession, of the remainder of the ST Agreements (collectively "ST Agreement Copies").

          6. Not later than April 19, 1999, FIF shall have deposited the entire amount of the Investor Payment in trust with Mission Valley Escrow Company in San Diego, California ("Escrow Agent"), pursuant to written escrow instructions ("Escrow Instructions") that have been approved and executed by both FIF and ST ("Escrow Account"), and the entire amount of the Investor Payment shall continually remain on deposit in the Escrow Account at all times during the term of this letter. MPI shall pay all fees and expenses charged by the Escrow Agent. All interest or other amounts earned or accrued with respect to the Escrow Account prior to the payment of the Investor Payment to ST, shall remain the property of FIF and its assignees. The

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Escrow Instructions shall include the following provisions, in addition to any other provisions that may be jointly approved by FIF and ST:

               6.1 At such time during the term of the Escrow Account as the conditions stated in Sections 5.1, 5.2 and 5.3 above have been satisfied, the Escrow Agent shall (a) deliver the Investor Payment to ST; and (b) concurrently deliver the original executed copy of the Assignment Agreement and the ST Agreement Copies to FIF.

               6.2 In the event the Investor Payment has not been paid to ST at or before 5:00 p.m. California time on August 31, 1999 ("Escrow Termination Date"), then the Escrow Account shall be deemed to have been automatically terminated as of that specific time, without the need for any further instructions from or actions taken by either ST or FIF, and the Escrow Agent shall thereupon immediately return all funds in the Escrow Account to FIF, and immediately return the originally executed copy of the Assignment Agreement and the ST Agreement Copies to ST.

               6.3 The Escrow Termination Date shall not be extended beyond August 31, 1999, except pursuant to the written agreement of ST and FIF.

          7. Once the Investor Payment has been deposited in the Escrow Account pursuant to the provisions of Section 6 hereof, this letter shall remain in full force and effect until 5:00 p.m. California time on August 31, 1999, or until such earlier time as the Investor Payment has been paid to ST. In the event the Investor Payment is not deposited in the Escrow Account pursuant to the provisions of Section 6 hereof, then this letter shall be deemed void and of no force or effect.

          8. Once the Investor Payment has been deposited in the Escrow Account pursuant to the provisions of Section 6 hereof, if thereafter the Investor Payment has not been paid to ST at or before 5:00 p.m. California time on August 31, 1999, then as of that specific time, this letter shall immediately terminate ("Automatic Termination").

          9. Once the Investor Payment has been deposited in the Escrow Account pursuant to the provisions of Section 6 hereof, until such time as there has been an Automatic Termination, ST hereby specifically agrees that ST will not seek to enforce any of the ST Agreements, or any of ST's rights pursuant thereto, including without limitation, any rights ST may have pursuant to the Judgments. However, MPI agrees that no provision of this letter or the Escrow Instructions, and no actions taken or omitted to be taken by ST in connection therewith, nor any other fact or circumstance existing in connection with any of the foregoing, shall constitute or be construed to constitute any (a) waiver by ST of any rights ST may have under the ST Agreements prior to the time ST has received the Investor Payment; or (b) basis for the allegation of any defense by MPI against the enforcement of the ST Agreements in accordance with their terms, including without limitation, any defense based on theories of estoppel or laches.

          10. MPI agrees that concurrently with the Escrow Agent's delivery of the Investor Payment to ST as described herein, MPI will duly execute and deliver to ST a release

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agreement in a form that is substantially the same as the releases granted by
MPI to ST pursuant to the provisions of the Settlement Agreement.

          11. The parties intend that the provisions of this letter be binding upon each of them in accordance with their respective rights and obligations as set forth herein.

          12. The parties agree that the provisions of this letter will not be binding upon any of the parties until such time as all of ST, FIF and MPI have executed a copy of this letter.

          By executing this letter where indicated below, ST, FIF and MPI are indicating their agreement to be bound by the terms and conditions of this letter.

STMICROELECTRONICS, INC.                        FI FINANCIAL, LLC



By:      /s/ Steven K Rose                            /s/ James T Waring
   ----------------------------------------     --------------------------------
                 Signature                                Signature
        Steven K. Rose, Vice President             James T. Waring, Manager


MICROELECTRONIC PACKAGING, INC.



By:     /s/ Denis J. Trafecanty
   ----------------------------------------
               Signature
   Denis Trafecanty, Senior Vice President
   and Chief Financial Officer

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